                                   EXHIBIT 21

                                                                      Exhibit 21

                              LIST OF SUBSIDIARIES


        SUBSIDIARY                                JURISDICTION OF INCORPORATION
South Side National Bank in St. Louis                  National bank
State Bank of Jefferson County                         Missouri state bank
Bank of Ste. Genevieve                                 Missouri state bank
The Bank of St. Charles County                         Missouri state bank